FIRST AMENDMENT TO THE FUND PARTICIPATION AGREEMENT

This amendment ("Amendment") dated as of December 30, 2010, amends the Fund Participation Agreement ("Agreement") dated as of April 26, 2010 between PRINCIPAL LIFE INSURANCE COMPANY ("Insurance Company"), a corporation organized under the laws of the State of Iowa, on behalf of one or more separate accounts, PRINCOR FINANCIAL SERVICES CORPORATION ("Distributor"), a corporation organized under the laws of the State of Iowa, DELAWARE VIP TRUST, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the "Fund"); and DELAWARE DISTRIBUTORS, L.P., a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Trust (the "Fund Distributor").

WHEREAS, Insurance Company, Distributor, Fund and Fund Distributor desire to amend the Agreement; and

WHEREAS, Insurance Company, Distributor, Fund and Fund Distributor desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

Section 1.    Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with a new Schedule 1, in the form attached hereto.

Section 2.     Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

Section 3.    Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

Section 4.     This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Amendment on the respective dates specified below with effect from the date specified on the first page of this Amendment.

PRINCIPAL LIFE INSURANCE	PRINCOR FINANCIAL SERVICES
COMPANY, on behalf of the parties listed in	CORPORATION
EXHIBIT A of the Agreement

By: /s/ Sara Wiener	By: /s/ Marty Richardson
Name: Sara Wiener	Name: Marty Richardson
Title: Director - Life Product Management	Title: VP-Broker Deal Ops
Date: 4/21/2011	Date: 4/27/2011

DELAWARE VIP TRUST

By: /s/ Patrick P. Coyne
Name: Patrick P. Coyne
Title: President
Date:

DELAWARE DISTRIBUTORS, L.P.

By: /s/ Theodore K. Smith
Name: Theodore K. Smith
Title: Executive Vice President
Date:

SCHEDULE 1

Fund Name	CUSIP#
Delaware VIP Small Cap Value Fund	246493688
Delaware VIP Smid Cap Growth Fund	246493845